Exhibit 99.1

Contact: Patrick L. Alesia

Chief Financial Officer

(516) 938-5544

Griffon Files Shelf Registration Statements

JERICHO, NEW YORK, March 30, 2009 — Griffon Corporation (NYSE: GFF) announced today that it has filed shelf registration statements on Form S-3 and Form S-4 with the Securities and Exchange Commission. The Company does not have any immediate plans or current commitments to sell securities. The terms of any offerings under these shelf registrations will be determined at the time of the offering.

Griffon’s Chief Executive Officer, Ronald J. Kramer, said, “The current economic environment presents us with many potential opportunities to grow and diversify our business.  While these opportunities are still at the preliminary stage and our successful common stock rights offering that closed last year has provided us with significant capital for growth, we are filing these shelf registrations to further expand our flexibility to act quickly and decisively to take advantage of growth opportunities.”

If and when the shelf registration statement on Form S-3 is declared effective by the SEC, the Company may from time to time issue up to $300 million of any combination of preferred equity and debt securities (including preferred equity or debt convertible into common equity), or warrants, rights or units consisting of any of the foregoing. The net proceeds of any such issuances are expected to be used for general corporate purposes and to fund the Company’s growth.

If and when the shelf registration statement on Form S-4 is declared effective by the SEC, the Company may from time to time issue up to $300 million of any combination of common and preferred equity and debt securities, or warrants, rights or units consisting of any of the foregoing in connection with business combination transactions, including acquisitions of other businesses, assets, properties or securities.  Griffon does not expect to receive cash proceeds from the sale of securities issued pursuant to the Form S-4.

Griffon has filed registration statements (including a prospectus) with the SEC for the offering to which this communication relates. These securities may not be sold nor may offers to buy be accepted prior to the time the applicable registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the laws of any such state.

Before you invest, you should read the prospectus in the applicable registration statement, the applicable prospectus supplement and other documents the Company has filed with the SEC for more complete information about Griffon and any offering.  A copy of the prospectus included in each registration statement may be obtained at no charge at the SEC’s website at www.sec.gov. In addition, when available, copies of the prospectus, and any prospectus supplement relating to a particular offering, may be obtained by contacting Griffon Corporation, 100 Jericho Quadrangle, Jericho, NY 11753, Attn: Chief Financial Officer, (516) 938-5544.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company.

•                  Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide.

•                  Clopay Building Products Company is a leading manufacturer and marketer of residential, commercial and industrial garage doors to professional installing dealers and major home center retail chains.

•                  Clopay Plastic Products Company is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets.

For more information on the Company and its operating subsidiaries, please see the Company’s website at www.griffoncorp.com.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the Company’s financial position, business strategy and the plans and objectives of the Company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the Company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel and capacity and supply constraints. Such statements reflect the views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company as previously disclosed in the Company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.